NEWS RELEASE

FOR IMMEDIATE RELEASE
HOUSTON and LONDON, April 25, 2025

LyondellBasell Reports First Quarter 2025 Earnings

•Net income: $177 million, $110 million excluding identified items1
•Diluted earnings per share: $0.54 per share; $0.33 per share excluding identified items
•EBITDA: $655 million, $576 million excluding identified items
•Cash used by operating activities: $579 million
•Returned $543 million to shareholders through dividends and share repurchases
•Prioritized strategic actions on the company's three-pillar strategy:
◦Strengthened U.S. Gulf Coast position with final investment decision to grow propylene production
◦Optimizing global footprint with allocation for cost-advantaged Saudi Arabian feedstocks
◦Upgraded the portfolio by announcing closure of a Dutch PO joint venture and ceasing refinery operations
◦Announcing the 2025 Cash Improvement Plan focused on strengthening financial results by $500 million
LyondellBasell Industries (NYSE: LYB) (the "company") today announced results for the first quarter 2025. Comparisons with the prior quarter and first quarter 2024 are available in the following table:
Table 1 - Earnings Summary

Millions of U.S. dollars (except share data)	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Sales and other operating revenues	$7,677	$7,808	$8,304
Net income (loss)	177	(603)	473
Diluted earnings (loss) per share	0.54	(1.87)	1.44
Weighted average diluted share count	324	325	326
EBITDA[1]	655	(399)	1,046
Excluding Identified Items1

Net income excluding identified items	$110	$255	$433
Diluted earnings per share excluding identified items	0.33	0.77	1.31
Gain on sale of business, pre-tax	—	9	—
Asset write-downs, pre-tax	—	1,065	—
Exit costs, pre-tax	117	—	—
(Income) loss from discontinued operations, pre-tax	(196)	50	(52)
EBITDA excluding identified items	576	687	963
(1) See “Information Related to Financial Measures” for a discussion of the company’s use of non-GAAP financial measures and Tables 2-5 for reconciliations or calculations of these financial measures. “Identified items” include adjustments for lower of cost or market ("LCM"), gain on sale of business, asset write-downs in excess of $10 million in aggregate for the period, exit costs and discontinued operations.

“The LYB team continued to execute well during the first quarter. With planned maintenance at our largest ethylene crackers successfully completed in Europe and the U.S., our assets are well-positioned to serve improving seasonal demand while adapting to dynamic trade flows through a flexible and global manufacturing network. And as we did during the last two years, we continue to take sensible measures to strengthen our near-term cash generation while remaining committed to delivering on our three-pillar strategy through this prolonged industry downturn. Our financial and operational discipline enables us to effectively navigate macroeconomic challenges, achieve sustainable growth and provide a strong and reliable dividend throughout the cycle,” said Peter Vanacker, LyondellBasell chief executive officer.

FIRST QUARTER 2025 RESULTS
The company reported net income for the first quarter 2025 of $177 million, or $0.54 per diluted share. During the quarter, the company recognized identified items of $67 million, net of tax. These items, which impacted first quarter earnings by $0.21 per share, relate to costs incurred from the closure of the Dutch PO joint venture offset by income from discontinued refinery operations. First quarter 2025 EBITDA was $655 million, or $576 million excluding identified items.

In North America, integrated polyethylene profitability was pressured by lower volumes and margins associated with planned and unplanned maintenance at LYB assets as well as sequentially higher ethane and natural gas costs. The company's U.S. polypropylene volumes increased 12% compared to the prior quarter, due to market share gains supported by increased polypropylene operating rates that rose 20 percentage points, reaching 85% of nameplate capacity. In Europe, improved integrated polyethylene profitability was driven by increased ethylene cracker utilization following planned maintenance and typical seasonal demand improvements coupled with modest customer restocking.
Margins in the acetyls and oxyfuels value chains declined as higher natural gas prices impacted costs. The lower ratio of oil-to-gas prices remained a headwind affecting the company's relative feedstock economics across several value chains.
LYB used $579 million in cash from operating activities in the first quarter and exceeded its through-the-cycle cash conversion2 target over the past twelve months. During the first quarter, the company continued to take a balanced approach to capital allocation with $483 million invested in capital expenditures and $543 million returned to shareholders through dividends and share repurchases. First quarter uses of cash included increased receivables and inventories associated with higher volumes following maintenance downtime, the delayed payment of prior year cash taxes and share repurchases. At the end of the quarter, the company held $1.9 billion in cash and cash equivalents and maintained $6.5 billion in available liquidity.

STRATEGY HIGHLIGHTS
LYB continued to navigate dynamic market conditions during the first quarter while advancing on its three-pillar strategy. The company is enhancing its market position by securing an award for a cost-advantaged feedstock allocation in the Middle East and reaching final investment decision to profitably expand its U.S. propylene capacity. To address ongoing macroeconomic volatility, LyondellBasell is announcing a $500 million Cash Improvement Plan focused on strengthening financial results.

(2) Cash conversion is net cash provided by operating activities divided by EBITDA excluding adjustments for lower of cost or market (“LCM”), gain on sale of business and asset write-downs in excess of $10 million in aggregate for the period.

OUTLOOK
In the second quarter, the company expects seasonal demand improvements across most businesses. U.S. natural gas and ethane feedstock costs have moderated and operations in Europe and Asia are benefiting from lower crude oil costs. Oxyfuels margins should improve with higher gasoline crack spreads during the summer driving season. In Europe, the rapid pace of capacity rationalization continues and is expected to improve regional supply and demand balances over the coming years. Additionally, more constructive approaches to European economic and regulatory policies are providing measured optimism. Despite economic uncertainty, global packaging demand should remain resilient in serving consumer needs for packaged food, healthcare and other essential everyday products.
To align with global demand and the company's planned maintenance, LYB expects second quarter operating rates of 85% for North American olefins and polyolefins (O&P) assets, 75% for European O&P assets and 85% for Intermediates & Derivatives (I&D) assets.

CONFERENCE CALL
LYB will host a conference call April 25 at 11 a.m. ET. Participants on the call will include Chief Executive Officer Peter Vanacker, Executive Vice President and Chief Financial Officer Agustin Izquierdo, Executive Vice President of Global Olefins and Polyolefins and Refining Kim Foley, Executive Vice President of Intermediates and Derivatives Aaron Ledet, Executive Vice President of Advanced Polymer Solutions Torkel Rhenman and Head of Investor Relations David Kinney. For event access, the toll-free dial-in number is 1-877-407-8029, international dial-in number is 201-689-8029 or click the CallMe link. The slides and webcast that accompany the call will be available at investors.lyondellbasell.com/earnings. A replay of the call will be available from 1:00 p.m. ET April 25 until May 27, 2025. The replay toll-free dial-in numbers are 1-877-660-6853 and 201-612-7415. The access ID for each is 13746205.

ABOUT LYONDELLBASELL
We are LyondellBasell (NYSE: LYB) – a leader in the global chemical industry creating solutions for everyday sustainable living. Through advanced technology and focused investments, we are enabling a circular and low carbon economy. Across all we do, we aim to unlock value for our customers, investors and society. As one of the world's largest producers of polymers and a leader in polyolefin technologies, we develop, manufacture and market high-quality and innovative products for applications ranging from sustainable transportation and food safety to clean water and quality healthcare. For more information, please visit www.LyondellBasell.com or follow @LyondellBasell on LinkedIn.

FORWARD-LOOKING STATEMENTS
The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management of LyondellBasell which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. When used in this release, the words “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results could differ materially based on factors including, but not limited to, market conditions, the business cyclicality of the chemical and polymers industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; our ability to successfully implement initiatives identified pursuant to our Value Enhancement Program and generate anticipated earnings; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures’ products, and the related effects of industry production capacities and operating rates; our ability to manage costs; future financial and operating results; our ability to align our assets and grow and upgrade our core, including the results of our strategic review of certain European assets; our ability to reduce our fixed costs and increase cash flow; legal and environmental proceedings; tax rulings, consequences or proceedings; the impacts of tariffs and trade disruptions; technological developments, and our ability to develop new products and process technologies; our ability to meet our sustainability goals, including the ability to operate safely, increase production of recycled and renewable-based polymers to meet our targets and forecasts, and reduce our emissions and achieve net zero emissions by the time set in our goals; our ability to procure energy from renewable sources; our ability to build a profitable Circular & Low Carbon Solutions business; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and to repay our debt. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2024, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management of LyondellBasell at the time the statements are made. LyondellBasell does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

This release contains time sensitive information that is accurate only as of the date hereof. Information contained in this release is unaudited and is subject to change.

We undertake no obligation to update the information presented herein except as required by law.

INFORMATION RELATED TO FINANCIAL MEASURES
This release makes reference to certain non-GAAP financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended.

We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures, such as EBITDA, and EBITDA, net income and diluted EPS exclusive of identified items provide useful supplemental information to investors regarding the underlying business trends and performance of the company's ongoing operations and are useful for period-over-period comparisons of such operations. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

We calculate EBITDA as net income (loss) plus interest expense (net), provision for (benefit from) income taxes, and depreciation and amortization. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as an alternative to operating cash flows as a measure of our liquidity. We also present EBITDA, net income and diluted EPS exclusive of identified items. Identified items include adjustments for “lower of cost or market" (“LCM”), gain on sale of business, asset write-downs in excess of $10 million in aggregate for the period, exit costs and discontinued operations. Asset write-downs include impairments of goodwill, impairments of long-lived assets, a write-down of a related party loan receivable and a fourth quarter 2024 deferred tax valuation allowance for one of our Chinese joint ventures recognized in Income (loss) from equity investments. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (“LIFO”) inventory valuation methodology, which means that the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. Fluctuation in the prices of crude oil, natural gas and correlated products from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent interim periods, within the same fiscal year as the charge, as market prices recover. A gain or loss on sale of a business is calculated as the consideration received from the sale less its carrying value. Property, plant and equipment are recorded at historical costs. If it is determined that an asset or asset group’s undiscounted future cash flows will not be sufficient to recover the carrying amount, an impairment charge is recognized to write the asset down to its estimated fair value. Goodwill is tested for impairment annually in the fourth quarter or whenever events or changes in circumstances indicate that the fair value of a reporting unit with goodwill is below its carrying amount. If it is determined that the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge is recognized. We assess our equity investments for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. If the decline in value is considered to be other than temporary the investment is written down to its estimated fair value. Valuation allowances are provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In March 2025, we announced our plans to permanently close our Dutch PO joint venture asset which resulted in the recognition of costs associated with the planned shutdown. In February 2025, we ceased business operations at our Houston refinery. Accordingly, our refining business, previously disclosed as the Refining segment, is reported as a discontinued operation.

Cash conversion is a measure commonly used by investors to evaluate liquidity. Cash conversion means net cash provided by operating activities divided by EBITDA excluding LCM, gain on sale of business and asset write-downs in excess of $10 million in aggregate for the period. We believe cash conversion is an important financial metric as it helps management and other parties determine how efficiently the company is converting earnings into cash.

These non-GAAP financial measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated. In addition, we include calculations for certain other financial measures to facilitate understanding. This release contains time sensitive information that is accurate only as of the time hereof. Information contained in this release is unaudited and subject to change.
LyondellBasell undertakes no obligation to update the information presented herein except to the extent required by law.

Additional operating and financial information may be found on our website at investors.lyondellbasell.com.

###

Source: LyondellBasell Industries

Media Contact: Monica Silva +1 713-309-7575
Investor Contact: David Kinney +1 713-309-7141

Table 2 - Reconciliations of Net Income to Net Income Excluding Identified Items and to EBITDA Including and Excluding Identified Items
	Three Months Ended
Millions of U.S. dollars	March 31, 2025	December 31, 2024		March 31, 2024
Net income (loss)	$177	$(603)		$473
Identified items
less: Gain on sale of business, pre-tax(a)	—	9		—
add: Asset write-downs, pre-tax(b)	—	1,065		—
add: Exit costs, pre-tax(c)	117	—		—
less: (Income) loss from discontinued operations, pre-tax(d)	(196)	50		(52)
add: Provision for (benefit from) income taxes related to identified items	12	(266)		12
Net income excluding identified items	$110	$255		$433

Net income (loss)	$177	$(603)		$473
Provision for (benefit from) income taxes	78	(265)		122
Depreciation and amortization	323	389		365
Interest expense, net	77	80		86
EBITDA	655	(399)		1,046
Identified items
less: Gain on sale of business(a)	—	9		—
add: Asset write-down(b)	—	1,065		—
add: Exit costs(c)	117	—	.	—
less: EBITDA from discontinued operations(d)	(196)	12		(83)
EBITDA excluding identified items	$576	$687		$963

(a) In 2024, we sold our U.S. Gulf Coast-based Ethylene Oxide and Derivatives ("EO&D") business, which resulted in recognition of a gain, including fourth quarter post close adjustments, in our Intermediates & Derivatives ("I&D") segment.
(b) Includes asset write-downs in excess of $10 million in aggregate for the period. The fourth quarter of 2024 reflects non-cash asset write-downs of $1,065 million, which includes a non-cash impairment charge of $837 million related to European assets under strategic review in our Olefins & Polyolefins – Europe, Asia & International ("O&P-EAI") segment, non-cash impairment charges and the recognition of a deferred tax valuation allowance of $52 million and $121 million, respectively, related to a Chinese equity investment in our O&P-EAI segment, and a non-cash impairment charge of $55 million related to our specialty powders business in our Advanced Polymer Solutions ("APS") segment.
(c) In March 2025, we announced plans to shutdown the Dutch PO joint venture asset in our I&D segment, resulting in exit costs of $117 million.
(d) In February 2025, we ceased business operations at our Houston refinery. Accordingly, our refining business, previously disclosed as the Refining segment, is reported as a discontinued operation. The related operating results of our refining business are reported as discontinued operations for all periods presented.

Table 3 - Reconciliation of Diluted EPS to Diluted EPS Excluding Identified Items
	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Diluted earnings (loss) per share	$0.54	$(1.87)	$1.44
Identified items
less: Gain on sale of business	—	0.02	—
add: Asset write-downs(a)	—	2.50	—
add: Exit costs	0.27	—	—
less: (Income) loss from discontinued operations	(0.48)	0.12	(0.13)
Diluted earnings per share excluding identified items	$0.33	$0.77	$1.31

(a) Includes asset write-downs in excess of $10 million in aggregate for the period.

Table 4 - Calculation of Cash and Liquid Investments and Total Liquidity
Millions of U.S. dollars	March 31, 2025
Cash and cash equivalents and restricted cash	$1,870
Short-term investments	—
Cash and liquid investments	1,870
add:
Availability under Senior Revolving Credit Facility	3,750
Availability under U.S. Receivables Facility	900
Total liquidity	$6,520

Table 5 - Calculation of Dividends and Share Repurchases
Three Months Ended
Millions of U.S. dollars	March 31, 2025
Dividends paid - common stock	$433
Repurchase of Company ordinary shares	110
Dividends and share repurchases	$543